Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of First Community Corporation of our report dated March 14, 2025, relating to the consolidated financial statements of First Community Corporation, appearing in the Annual Report on Form 10-K of First Community Corporation for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Elliott Davis, LLC

Charleston, South Carolina

September 10, 2025